EXHIBIT 21

         The following is a list of the Registrant's subsidiaries:

                  Name:                                     Ownership %

         Star brite Distributing, Inc.                          100
         Star brite Distributing Canada, Inc.                   100
         D & S Advertising Services, Inc.                       100
         Star brite Staput, Inc.                                100
         Star brite Service Centers, Inc.                       100
         Star brite Automotive, Inc.                            100
         Kinpak Inc.                                            100